Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 of our report dated February 27, 2026, relating to the financial statements of QXO, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Tempe, Arizona

July 1, 2026